EXHIBIT 32.1
SELECTICA, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SCSCTION 1350, AS ADOPTED PURSUANT TO
SCSCTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report of Selectica, Inc. (the “Company”) on Form 10-KSB for the year ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Jurkowski, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: June 10, 2008

/s/ ROBERT JURKOWSKI Robert Jurkowski Chairman and Chief Executive Officer